EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-92424), Post Effective Amendment No.1, pertaining to the Amgen Inc. Profit Sharing 401(k) Plan and Trust of our report dated May 15, 2003, with respect to the financial statements and schedule of the Amgen Inc. Profit Sharing 401(k) Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Seattle, Washington

June 27, 2003